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                                                                   EXHIBIT 11.01
                          VERITAS Software Corporation
                 Statement Re Computation of Per Share Earnings
                    (In thousands, except per share amounts)


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
                                                      YEARS ENDED DECEMBER 31,
                                                   -------------------------------
                                                     1996       1995        1994
                                                   -------     -------     -------
Net income ...................................     $ 9,768     $ 9,874     $ 2,838
                                                   =======     =======     =======

Computation of weighted average common
  and common equivalent shares outstanding
   (primary):
    Weighted average common shares outstanding      13,383      12,914      12,252

    Common equivalent shares attributable
    to warrants and stock options ............       1,022         850         597
                                                   -------     -------     -------
Shares used in per share computation .........      14,405      13,764      12,849
                                                   =======     =======     =======

Net income per share .........................     $  0.68     $  0.72     $  0.22
                                                   =======     =======     =======

Computation of weighted average common
  and common equivalent shares outstanding
   (fully diluted):
    Weighted average common shares outstanding      13,383      12,914      12,252

    Common equivalent shares attributable
    to warrants and stock options ............       1,246       1,003         642
                                                   -------     -------     -------
Shares used in per share computation .........      14,629      13,917      12,894
                                                   =======     =======     =======

Net income per share .........................     $  0.67     $  0.71     $  0.22
                                                   =======     =======     =======
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